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                                DOVER CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



ARTICLE 1.  PURPOSE OF THE PLAN

         The purpose of this Dover Corporation Supplemental Executive Retirement Plan is to promote the long-term success of the Company by providing a uniform minimum level of retirement benefits to salaried officers and other key executives on whom major responsibility for the present and future success of the Company rests.


ARTICLE 2.  DEFINITIONS

2.01. "Administrator" means the Dover Corporation Pension Committee.

2.02. "Affiliated Company" means the Company and any other member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member. Except as otherwise determined by the Administrator, a corporation shall not be considered as an Affiliated Company during any period while it is not a member of such controlled group.

2.03. "Applicable Percentage" means (i) 100% in the case of a Participant whose Termination Date is on or after his or her Normal Retirement Date, (ii) in the case of a Participant whose Termination Date precedes his or her Normal Retirement Date by not more than 10 years, 100% minus the product of 5/12 of 1% and the number of months between the Participant's Termination Date and his or her Normal Retirement Date, (iii) in the case of a Participant whose Termination Date precedes his or her Normal Retirement Date by more than 10 years but not more than 20 years, 50% minus the product of 1/4 of 1% and the number of months in excess of 120 by which the Participant's Termination Date precedes his or her Normal Retirement Date, and (iv) in the case of a Participant whose Termination Date precedes his or her Normal Retirement Date by more than 20 years, 20% minus the product of 1/12 of 1% and the number of months in excess of 240 by which the Participant's Termination Date precedes his or her Normal Retirement Date.

2.04. "Beneficiary" means the person or persons designated by the Participant to receive any payments which may be required to be paid pursuant to the Plan following his or her death, or, in the absence of any such designated person, the Participant's estate; provided, however, that a married Participant's Beneficiary shall be his or her spouse unless the spouse consents in writing to the designation of a different Beneficiary.

2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.06. "Company" means Dover Corporation and any successor thereto.

2.07. "Compensation" means an Employee's basic salary, bonuses (including payments deemed by an Employer to be the equivalent of bonuses), and commissions paid or made available by an Affiliated Company, including the portion of any such remuneration deferred under a qualified or nonqualified deferred compensation plan or arrangement or contributed to a cafeteria plan. Other forms of remuneration, including but not limited to long-term incentive compensation, shall not be included in an Employee's Compensation.

2.08. "Death Benefit" means a death benefit payable pursuant to Section 5.01.

2.09. "Disability" means a disability which causes a Participant to be eligible to receive disability benefits under his or her Employer's long-term disability program or, in the case of a Participant who is not covered by a long-term disability program, a disability which would cause the Participant to be eligible for social security disability benefits. A Participant's Disability shall be deemed to have ended on the last day of the last month with respect to which he or she receives benefits described in the preceding sentence.

2.10. "Effective Date" means January 1, 1997.
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2.11. "Eligible Employee" means an Employee of an Employer who has been granted by an Affiliated Company a stock option or a cash performance participation award in each of five years (not necessarily consecutive) under the Dover Corporation 1995 Incentive Stock Option Plan and 1995 Cash Performance Program or a predecessor or successor plan or program.

2.12. "Employee" means an employee of an Affiliated Company.

2.13. "Employer" means the Company and any Affiliated Company or division thereof that has adopted the Plan. A list of Employers is attached hereto as Exhibit A.

2.14. "Final Average Compensation" means 12 times the average of a Participant's monthly Compensation during the 60 consecutive complete calendar months of service during the 120 consecutive complete calendar months of service with an Affiliated Company prior to the Participant's ceasing to be an Employee during which his or her Compensation was the highest. Any month in which Compensation was not received, by reason of a leave of absence or otherwise, shall be omitted in determining a Participant's Final Average Compensation. In the case of any periods of part-time employment occurring in a Plan Year in which an Eligible Employee is credited with less than one Year of Service, Compensation with respect to such periods of part-time service shall be appropriately adjusted to a full-time basis. In the event that a Participant is paid an annual bonus during the 12-month period commencing on his or her Termination Date, for purposes of calculating the Participant's Final Average Compensation the amount of such bonus shall be substituted for the amount of the first bonus taken into account during the applicable 60-month period, but only if (i) the 60-month period used for purposes of the Final Average Compensation calculation includes the Participant's last full month of employment, and (ii) the effect of such substitution is to increase the Participant's Final Average Compensation.

2.15. "Gross Benefit" has the meaning provided in Section 4.01(b).

2.16. "Normal Retirement Age" means age 65.

2.17. "Normal Retirement Date" means the first day of the month coinciding with or next following the date a Participant attains his or her Normal Retirement Age.

2.18. "Offset Benefit" has the meaning provided in Section 4.01(c).

2.19. "Participant" means an individual who has commenced participation in the Plan pursuant to Article 3 and whose benefit under the Plan has not been distributed.

2.20. "Plan" means this Dover Corporation Supplemental Executive Retirement Plan, as amended from time to time.

2.21. "Plan Year" means the calendar year.

2.22. "Prior Plan" means the Dover Corporation Supplemental Executive Retirement Plan, as in effect prior to the adoption of this Plan.

2.23. "Retirement Benefit" means a retirement benefit payable pursuant to
Section 4.01(a).

2.24. "Termination Date" means the first day of the month coinciding with or next following date on which a Participant has a Termination of Employment.

2.25. "Termination of Employment" means a Participant's termination of employment with an Affiliated Company, whether voluntary or involuntary, for any reason, including but not limited to quitting or discharge, but other than a family or medical or other leave of absence, transfer of employment to another Affiliated Company, incurring of a Disability, or death.

2.26. "Year of Service" means 12 consecutive months of service. Any period of service of less than 12 consecutive months shall be counted on the basis of 1/12 of a Year of Service for each month of service. For purposes of this definition, a month of service means any calendar month during any part of which an Employee is employed by an Affiliated Company.
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ARTICLE 3.  PARTICIPATION

3.01 Participation as of Effective Date. Any Eligible Employee as of the Effective Date shall become a Participant as of such date.

3.02 Subsequent Participation. Any other Employee shall become a Participant on the date he or she becomes an Eligible Employee.

3.03 Cessation of Participation. A Participant shall cease to be a Participant on the date that all distributions due the Participant or his or her Beneficiary have been made.


ARTICLE 4. RETIREMENT BENEFIT

4.01 Amount of Benefit.

     (a) Each Participant shall be entitled under this Plan following his or her retirement or other Termination of Employment to a benefit (the "Retirement Benefit") equal to the Participant's Gross Benefit reduced by his or her Offset Benefits.

     (b) The Gross Benefit under the Plan, expressed as a single life annuity commencing on the Participant's Termination Date, shall be the Applicable Percentage of the product of (i) the Participant's Years of Service (not to exceed 30) and (ii) 2% of the Participant's Final Average Compensation.

     (c) The Participant's Offset Benefits shall consist of the following benefits to which the Participant is or will become entitled, or which the Participant received prior to the date of determination:

         (1) All benefits paid or accrued under all qualified or nonqualified defined benefit or defined contribution retirement plans sponsored by an Affiliated Company; provided, however, that only the portion of any such benefit attributable to Affiliated Company contributions shall be taken into account. For purposes of the preceding sentence, Affiliated Company contributions shall not include a Participant's elective deferrals under any such plan, or earnings credited to any such elective deferrals to the extent such earnings are based on a reasonable interest rate or on one or more predetermined investments.

         (2) The employer portion of any social security or other retirement benefits provided by any Federal, state, local, or foreign government. Such employer portion shall be equal, in the case of a social security benefit, to the employer portion of the Participant's projected social security benefit (at the Participant's social security full benefit retirement age) multiplied by a fraction the numerator of which is the Participant's Years of Service and the denominator of which is 35. For purposes of determining a Participant's projected social security benefit, it shall be assumed that the social security wage base remains constant in years following the Participant's Termination of Employment and that in each of the 35 years prior to the Participant's social security full benefit retirement age he or she has earned income of at least the social security wage base applicable to such year.

     (d) In the event an Offset Benefit is not payable in the form of a single life annuity commencing on the Participant's Termination Date, the offset calculation in Section 4.01(a) shall be performed using such actuarial and other adjustments as the Administrator shall determine.

4.02 Automatic Cash-Outs. Notwithstanding the provisions of Sections 4.02 and 4.03, in the case of any Participant who has a Termination of Employment:

         (1) Before his or her Normal Retirement Age and either before attaining age 55 or before having completed 10 Years of Service; or

         (2) At a time when the lump-sum value of his or her Retirement Benefit under the Plan is $50,000 or less the Participant's Retirement Benefit shall automatically be paid in a lump sum within 30 days after his or her Termination of Employment.
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4.03 Automatic Payments in Other Circumstances. In the case of any Participant to whom Section 4.02 does not apply and for whom no valid election under Section
4.04 is in effect, such Participant's Retirement Benefit shall be paid in the manner set forth in this Section 4.03.

     (a) If the Participant participates in one or more qualified defined benefit plans sponsored by an Affiliated Company, the Participant's benefit shall commence at the same time and be paid in the same form as the Participant's benefit under that qualified plan. If the Participant is covered under more than one such plan, the plan in which he or she has the greatest benefit will be controlling.

     (b) If the Participant does not participate in any qualified defined benefit plan sponsored by an Affiliated Company, the Participant's benefit shall be paid as an actuarially reduced 50% joint and survivor annuity (if the Participant is married) or a single life annuity (if the Participant is unmarried), commencing in either case at his or her Normal Retirement Date (or, if later, the first day of the month coinciding with or next following the date of his or her actual retirement).



4.04 Election of Optional Forms of Benefit.

     (a) A Participant may file an election with the Administrator, on such form as the Administrator shall prescribe, specifying (i) the form in which his Retirement Benefit is to be paid and (ii) the time at which such benefit is to commence in the event of the Participant's retirement or other termination of employment before his or her Normal Retirement Age. Such election may, subject to Section 4.04(c), be changed at any time.

     (b) If a valid election is in effect pursuant to this Section 4.04, except as otherwise provided in Section 4.02 a Participant's Retirement Benefit shall be paid in the form specified in such election. Such Retirement Benefit shall commence (i) on the Participant's Normal Retirement Date (or, if later, the first day of the month coinciding with or next following the date of the Participant's actual retirement) if the Participant retires at or after his or her Normal Retirement Age, (ii) in other cases, on the date specified in the Participant's election.

     (c) An election or change in election pursuant to Section 4.04(a) shall be valid only if filed with the Administrator either (i) by December 31, 1997 or within 90 days after a Participant becomes eligible to participate in the Plan, whichever is later, or (ii) at least 12 months before he or she retires or otherwise terminates employment. Notwithstanding the preceding sentence, if a Participant whose most recent valid election is for an annuity form of benefit demonstrates to the satisfaction of the Administrator that a relevant change in family circumstances has occurred since the filing of such election, such participant may change his election to a different form of annuity commencing on the same date as that specified on such prior election, or may designate a new contingent Beneficiary, without regard to such 12-month requirement.

     (d) If, pursuant to Section 4.04(c), a change in a Participant's election is not valid, the valid election previously in effect shall determine the form and timing of the Participant's Retirement Benefit.

     (e) The forms of benefit that a Participant may elect under the Plan are
(i) a single life annuity, (ii) a 100% or 50% joint and survivor annuity, or
(iii) a single life annuity with 120-month period certain. A lump-sum payment generally is not available as an elective form of benefit. A Participant may indicate on an election that the Participant wishes to receive his or her benefit in a lump sum, but in that event must also indicate the form in which the Participant wishes the benefit to be paid if the lump-sum request is denied. Requests for lump-sum payments will be considered by the Administrator on a case-by-case basis, and the granting of any such request shall be within the Administrator's sole discretion.

     (f) A participant who elects a joint and survivor form of benefit shall designate his contingent Beneficiary in conjunction with such election. In the event of such Beneficiary's death before the Retirement Benefit Date, the participant's Retirement Benefit shall be paid in the form of a single life annuity unless he has filed a valid change in election pursuant to Section 4.04(c).

4.05 Disability.
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     A Participant who incurs a Disability as an Employee shall continue to accrue Years of Service during his or her period of Disability. Upon the Participant's subsequent termination of employment, retirement or death following cessation of his or her Disability, he or she (or his or her Beneficiary) shall be entitled to receive distribution of his or her Retirement Benefit or Death Benefit pursuant to the other provisions of the Plan. For purposes of calculating such Retirement Benefit, the Participant's Final Average Compensation shall be determined as of the commencement of his or her Disability.


ARTICLE 5.  DEATH BENEFIT

5.01 In the event of a Participant's death prior to the commencement of payment of his or her Retirement Benefit, the Participant's Beneficiary shall be paid within 30 days after the Administrator receives notification of the Participant's death, a lump-sum Death Benefit equal to the Retirement Benefit the Participant would have received had he or she had a Termination of Employment immediately before his or her death (or on the Participant's actual Termination Date, if earlier) and elected to receive his or her benefit in a lump sum. In calculating such Retirement Benefit, the amount of any Offset Benefits shall be determined without regard to the fact of the Participant's death.


ARTICLE 6. ADMINISTRATION

6.01 This Plan shall be administered by the Administrator. The Administrator shall have discretionary authority to interpret the Plan and to adopt rules and regulations consistent with the Plan. The Administrator's good-faith determination with respect to any issue relating to the interpretation of the Plan shall be conclusive and final.


ARTICLE 7. GENERAL PROVISIONS

7.01 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

7.02 Withholding. As a condition to a Participant's entitlement to benefits hereunder, the Company shall have the right to deduct (or cause to be deducted) from any amounts otherwise payable to a Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Participant, any required withholding taxes with respect to benefits under the Plan.

7.03 Anti-Alienation Provisions. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

7.04 Unfunded Benefits. The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall not be construed as conferring on a Participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that a Participant or any other person acquires a right to receive payments from the Company, such rights shall be no greater than the rights of an unsecured general creditor.

7.05 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Administrator. If a claim is denied, the Administrator shall so notify the Participant within 90 days after receipt of the claim. The notice of denial shall state (i) the specific reason for the denial of the claim, (ii) specific references to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary, and (iv) an explanation of the claims review procedure.
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     Within 60 days after the Participant's receipt of notice of denial of a claim, the Participant may (i) file a request with the Administrator that it conduct a full and fair review of the denial of the claim, (ii) review pertinent documents, and (iii) submit questions and comments to the Administrator in writing.

     The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension. In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the Participant and shall contain specific reasons for the decision and a specific reference to the Plan provisions upon which the decision is based.

7.06 Incapacity. If the Administrator determines that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the individual's spouse, child, parent, sibling, or to any person deemed by the administrator to have incurred expense for such person otherwise entitled to payment unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative.

7.07 Successor Entities. This plan shall be binding upon the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. The provisions of this Section 7.07 shall continue to apply to each subsequent employer of the Participant hereunder in the event of any subsequent merger, consolidation, or transfer of assets of such subsequent employer.

7.08 Prior Plan. Effective as of the date of adoption of this Plan, the Prior Plan has been terminated, and Participants are entitled to no further benefits thereunder. In no event shall the accrued benefit of such a Participant under this Plan be less than his or her accrued benefit under the Prior Plan immediately prior to such termination.

7.09 Governing Law. The laws of the State of New York shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

7.10 Plan Year. The plan year shall be the calendar year.

7.11 Headings. All headings are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction, or effect.


ARTICLE 8. CHANGE OF CONTROL

8.01 Definition of Change of Control.

     (a) For purposes hereof, a "Change of Control" shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms not previously defined in the Plan are defined in Section (b) below):

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction or series of transactions.

     (b) For purposes of this Section 8.01, the following terms shall have the meanings indicated:

               (i) "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

               (ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

               (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               (iv) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

8.02 Payments Upon Change of Control.

     (a) In the event of a Change of Control, the value of each Participant's Retirement Benefit accrued through the date of the Change of Control (and based on the Participant's Years of Service through the date of the Change of Control) shall be paid to the Participant (or if the Participant has died to the Beneficiary of the Participant) in a single lump sum payment within five days after the Change of Control. For purposes hereof, the amount of the lump sum payment shall be determined using (i) the actuarial assumptions set forth in the Administration Manual for the Plan as in effect immediately prior to the Change of Control, or (ii) such actuarial assumptions as shall be specified by the Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company, provided that in no event shall the amount of the lump sum payment be less than the amount as determined pursuant to (i) above.

     (b) All determinations as to eligibility for and amount of benefits payable pursuant to (a) above shall be made by the Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company, and the decision of such persons shall be final and binding on the Company and the Participant.

ARTICLE 9.  AMENDMENT OR TERMINATION

9.01 The Company's Board of Directors or the Administrator may amend or terminate this Plan at any time; provided, however, that no amendment or termination of the Plan shall adversely affect the right of any Participant to receive his or her accrued benefit under the Plan, as determined as of the date of such amendment or termination.

                                                                      APPENDIX A

                 PARTICIPATING EMPLOYERS AS OF FEBRUARY 4, 1999

INDEPENDENT SUBSIDIARY                        SUBSIDIARY/DIVISION

Dover Corporation                             Corporate Headquarters
                                              OPW Fueling Components
                                              Civacon
                                              OPW Engineered Systems

Dover Diversified Inc.                        Corporate Headquarters
                                              Sargent Controls
                                              Sargent Technologies *
                                              Waukesha Bearings Corp.
                                              SWEP North America, Inc.
                                              Tranter, Inc.
                                              Central Research Laboratories

                                                *   Includes Kahr Bearing and
                                                    Precision Kinetics

Dover Industries, Inc.                        Corporate Headquarters
                                              Rotary Lift

Dover Resources, Inc.                         Corporate Headquarters
                                              Blackmer Pump
                                              C. Lee Cook
                                              De-Sta-Co
                                              Norris Sucker Rods
                                              O'Bannon Pump
                                              Norriseal
                                              Ronningen-Petter